UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, Ga. 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2006, Winsonic Digital Media Group, Ltd. (the “Company”) entered into a consulting agreement with FraserNet, Inc. (“FraserNet”), a consulting firm that specializes in connecting, marketing and promoting companies, and opening them up to new business opportunities.

Pursuant to the consulting agreement, FraserNet will serve as a business development and financial advisor to the Company for a term of one year and will assist the Company in developing capitalization plans and formulating strategic and financial plans designed to create long-term shareholder value.

As compensation for its ongoing services, FraserNet shall receive 150,000 shares of Common Stock of the Company and shall be reimbursed for all its reasonable out-of-pocket expenses, including travel.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 5.02 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective as of June 13, 2006, Jon Jannotta resigned from his position as President of the Company, but will continue to serve as a member of the Board of Directors of the Company.

Effective as of August 1, 2006, Eric D. Young resigned from his positions as Chief Financial Office and member of the Board of Directors of the Company.

(c) The Board of Directors of the Company approved the appointment of the following individuals: Jeffrey Burke as Executive Vice President on August 8, 2006; LaMar Williams as Vice President of the Media and Entertainment department on August 4, 2006; Gary Peterson as Vice President of Accounting Compliance and Disclosure on August 9, 2006 and Darrin Johnson, as Vice President of Finance on August 14, 2006.

Mr. Burke, a former United States Marine Corp officer, Naval Aviator and entrepreneur, has 20+ years of experience in sales, marketing and sales management. For the past five years, Mr. Burke was the Southeast Regional Manager for Strategic Technologies, Inc. In that capacity, Mr. Burke built an extraordinary sales team and implemented new sales processes that focused on more profitable revenue targets, taking the region’s revenue model from a five-year loss to $30 million in sales over a thirty-six month period. Additionally, as a sales manager for GE Capital from the years 1998 to 2000, Mr. Burke rebuilt the company’s sales program in the Richmond area to achieve $70 million in sales revenues. Among his other accomplishments, Mr. Burke has developed business plans, strategic plans, created new sales prospects and revamped stagnant accounts of major companies - all of which enabled them to increase their profits by millions of dollars while, at the same time, significantly reducing their sales expenses. Mr. Burke received his undergraduate degree in Industrial Engineering from The Ohio State University and also earned his MBA from Boston University, where he graduated with honors.

Mr. Williams is a pioneer in the entertainment industry, with 30+ years experience in entertainment production, marketing and promotions. Mr. Williams spent the last five years producing television programs as the Chief Executive Officer of Armon Entertainment, LLC, a limited liability company personally established by Mr. Williams and his wife. In addition, Mr. Williams has developed and executed national marketing campaigns for Taurus Productions, one of the first African American Production and Entertainment Companies to conduct national tours that secured major concert venues in all markets and successfully produced an average of 44 concerts per month. Among other accolades, Mr. Williams produced some of the first African American music videos, and was instrumental in breaking numerous entertainment records, including ticket sales, concert attendance and record sales. Mr. Williams has worked on numerous special projects, including the Grammy Awards, Oscar Awards and collaborations with award-winning artists, major labels and Fortune 500 companies. He has served as Senior Vice-President and General Manager for Commodores Entertainment Corporation, representing the world-renowned Commodores, and currently provides content for Comcast Video on Demand.

Mr. Peterson has over 30 years of financial reporting experience, the last five years of which he spent working as a consultant to various small cap companies and serving as Chief Executive Officer and Chairman of the Board of Tarallax Wireless, Inc. in Salt Lake City, Utah. His other experiences include, working with two of the Big 4 international accounting firms, serving as a Chief Executive Officer for World Wireless Communications, Inc., and creating and managing a local public accounting practice. In his career, Mr. Peterson has been responsible for establishing accounting procedures and controls; internal reporting and review of accounting information, including the preparation and presentation of historical and projected financial operations to assist management and boards of directors; preparing income tax returns; auditing public companies; analyzing mergers and acquisitions; and public reporting of quarterly, annual and unusual events.

Mr. Johnson has over 10 years of experience in finance, investment and financial management. He joins the Company from BA Design, Inc., where he served as Vice President of Finance and Operations from July of 2004. Prior to that, Mr. Johnson was an Assistant Vice President at Bank of America for six years. His primary area of expertise is the development and implementation of financial plans, policies and internal controls. As a strategic member of various corporate leadership teams, Mr. Johnson has managed millions of dollars in annual revenue; was instrumental in generating millions of dollars in revenue for various companies, including Bank of America; and he has developed and deployed business, marketing and budgetary plans for numerous organizations.

All of the above individuals entered into at-will employment agreements (the "Employment Agreements") with the Company.  The individuals’ base salaries per annum are to be the following: Mr. Burke - $200,000, Mr. Williams - $200,000, Mr. Peterson - $100,000 and Mr. Johnson - $100,000. The individuals are all entitled to an annual incentive bonus with payout potential of 50% of base pay for achievement of annual target performance goals and payout potentials of 100% of base pay for achievement of annual stretch performance goals. The individuals agreed to defer various percentages of their base salaries per month until the next funding occurs and the Company is on the OTCBB. Specifically, Mr. Burke has agreed to defer $4,000 per month, Mr. Williams $8,000, Mr. Peterson $5,500 and Mr. Johnson $2,500.

Messrs. Burke, Williams, Peterson and Johnson received qualified incentive stock options to purchase 500,000, 250,000, 150,000 and 150,000 shares of common stock, respectively, at an exercise price of $1.00 per share in accordance with the Company's Employee Stock Option Plan. These options are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to section 4(2) thereof. In each case, 10% of the options vested immediately upon the signing of the Employment Agreements and the remaining options will vest at the rate of 1/12th per month for 12 months.

Additionally, Messrs. Burke, Williams and Johnson received 750,000, 150,000 and 50,000 additional stock options, respectively, at an exercise price of $0.01, of which 1/3 vested immediately upon the signing of the Employment Agreements, 1/3 at the closing of the next round of funding, and the remaining 1/3 when the Company’s Common Stock resumes trading on the OTCBB. Said options are also exempt from the registration requirements set forth in section 4(2) of the Securities Act of 1933, as amended.

Each individual is eligible to participate in the Company's current benefit plans and will be able to participate in future benefit plans as they are implemented. In addition, they will be entitled to four (4) weeks paid vacation per year.

The individuals may engage in such personal, noncompetitive business, civic, charitable and/or religious activities as they deem appropriate, provided that the activities do not materially interfere or conflict with their responsibilities to, or ability to, perform their duties of employment as full-time employees under their respective Employment Agreement.

If any of the individuals is terminated for Cause (as defined in the Employment Agreement) or resigns without Good Reason (as defined in the Employment Agreement), he will be entitled to severance of his base salary prorated through the date of termination. If he is terminated without Cause or resigns with Good Reason, he will be entitled to severance of his base salary and earned bonus for the year in which the termination occurs prorated through the date of such termination, plus continuation of his base salary, benefits and target bonus for twelve (12) months thereafter.

The individuals are all required to treat all confidential and/or proprietary information as being strictly confidential, and neither may disclose such information except in the furtherance of the Company's business. In addition, these individuals may not engage in or have any direct interest in any person, firm, corporation or business that is directly competitive with the business of the Company. However, they may own a maximum of 20% of the securities of any private or publicly traded company.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1.	Consulting Agreement by and between FraserNet, Inc. and Winsonic Digital Media Group, Ltd., dated July 28, 2006.

10.2	Employment Agreement by and between Jeffrey Burke and Winsonic Digital Media Group, Ltd., dated August 8, 2006.

10.3	Employment Agreement by and between Lamar Williams and Winsonic Digital Media Group, Ltd., dated August 4, 2006.

10.4	Employment Agreement by and between Gary Peterson and Winsonic Digital Media Group, Ltd., dated August 9, 2006.

10.5	Employment Agreement by and between Darrin Johnson and Winsonic Digital Media Group, Ltd., dated August 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.

By: /s/ Winston Johnson
Winston Johnson
Chairman/CEO/Director